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                                                                    EXHIBIT 23.2



                       CONSENT OF MAULDIN & JENKINS LLC


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan for Outside Directors of Crescent Banking Company of our report dated February 23, 1996, with respect to the consolidated financial statements of Crescent Banking Company incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



MAULDIN & JENKINS LLC

Atlanta, Georgia
July 19, 1996